                                                                    EXHIBIT 99.1

                          ANNUAL SERVICER'S CERTIFICATE
                        FOR YEAR ENDED DECEMBER 31, 2000

                     --------------------------------------

                        CHRYSLER FINANCIAL COMPANY L.L.C.

                     --------------------------------------


The undersigned, duly authorized representatives of Chrysler Financial Company L.L.C. ("CFC"), as Servicer, pursuant to the Sale and Servicing Agreements listed in Exhibit 1 (the "Agreements"), by and among CFC, as Seller and Servicer, and the Issuers listed in Exhibit 1, does hereby certify that:

         1.   CFC is, as of the date hereof, the Servicer under the Agreements.

         2. The undersigned are Servicing Officers and are duly authorized pursuant to the Agreements to execute and deliver this Certificate to the Issuer, the Owner Trustee and to the Trustee.

         3. A review of the activities of the Servicer during the calendar year ended December 31, 2000 and of their performance under the Agreements was conducted under our supervision.

         4. Based on such review, the Servicer has, to the best of our knowledge, performed in all material respects all of its obligations under the Agreements and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

         5. There were no defaults made by the Servicer in the performance of its obligations under the provisions of the Agreements during the year ended December 31, 2000.

Capitalized terms used but not defined herein are used as defined in the applicable Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 26th day of March 2001.


 /s/ D. H. Olsen                              /s/ B. C. Babbish
--------------------------------------        ---------------------------------
D. H. Olsen                                   B. C. Babbish
Vice President and                            Assistant Secretary
Chief Financial Officer


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                                                       [CHYRSLER FINANCIAL LOGO]







                              MANAGEMENT ASSERTION


March 26, 2001


As of and for the year ended December 31, 2000, Chrysler Financial Company L.L.C. has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, to the extent that such servicing standards are applicable to the servicing obligations pursuant to the Sale and Servicing Agreements, as applicable, included in Exhibit 1.

Due to the nature of the above mentioned trusts, minimum servicing standards I2, I4, II1, III2, III3, III4, III6, V2, V3, V4 and VII1 are not applicable and, accordingly, Chrysler Financial Company L.L.C. has not made an attempt to comply with those standards.


Chrysler Financial Company L.L.C., as Servicer


/s/ Norbert Meder
-----------------------------------------------------
Norbert Meder
Vice President and Controller


/s/ David L. Nelson
-----------------------------------------------------
David L. Nelson
Senior Manager - Structured Finance and Securitization


/s/ Robert E. Menzies
-----------------------------------------------------
Robert E. Menzies
Assistant Controller - Financial Reporting and Policy

                                                                       EXHIBIT 1



  ISSUER                   SALE AND SERVICING            INDENTURE TRUSTEE                      OWNER TRUSTEE
                             AGREEMENT DATED
PREMIER 1996-2               May 1, 1996                The Bank of New York          Chase Manhattan Bank Delaware
PREMIER 1996-3               June 1, 1996               The Bank of New York          Chase Manhattan Bank Delaware
PREMIER 1996-4               August 1, 1996             The Bank of New York          Chase Manhattan Bank Delaware
PREMIER 1997-1               March 1, 1997              Bank One                      Chase Manhattan Bank Delaware
PREMIER 1997-2               August 1, 1997             Bank One                      Chase Manhattan Bank Delaware
PREMIER 1997-3               September 1, 1997          Bank One                      Chase Manhattan Bank Delaware
PREMIER 1998-1               February 1, 1998           The Bank of New York          Chase Manhattan Bank Delaware
PREMIER 1998-2               March 1, 1998              The Bank of New York          Chase Manhattan Bank Delaware
PREMIER 1998-3               May 1, 1998                Bank One                      Chase Manhattan Bank Delaware
PREMIER 1998-4               September 1, 1998          Bank One                      Chase Manhattan Bank Delaware
PREMIER 1998-5               October 1, 1998            Bank One                      Chase Manhattan Bank Delaware
PREMIER 1999-1               March 1, 1999              Bank One                      Chase Manhattan Bank Delaware
PREMIER 1999-2               May 1, 1999                Bank One                      Chase Manhattan Bank Delaware
PREMIER 1999-3               June 1, 1999               Bank One                      Chase Manhattan Bank Delaware
DCAT 2000-A                  February 1, 2000           Bank One, N.A.                Chase Manhattan Bank Delaware
DCAT 2000-B                  May 1, 2000                Bank One, N.A.                Chase Manhattan Bank Delaware
DCAT 2000-C                  September 1, 2000          Bank One, N.A.                Chase Manhattan Bank USA,
                                                                                      National Association
DCAT 2000-D                  October 1, 2000            Bank One, N.A.                Chase Manhattan Bank USA,
                                                                                      National Association
DCAT 2000-E                  December 1, 2000           Bank One, N.A.                Chase Manhattan Bank USA,
                                                                                      National Association